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                                                                    EXHIBIT 23.1


                        Payne Falkner Smith & Jones, P.C.
                          Certified Public Accountants


July 21, 2004

Board of Directors
Far East Energy Corporation and Subsidiaries
400 N. Sam Houston Parkway East, Suite 205
Houston, Texas 77060

      RE:  Use of Financial Statements in Form S-2 Registration Statement

Dear Board of Directors:

      As independent public accountants for Far East Energy Corporation, a Nevada corporation (the "Company"), we hereby consent to the use of our reports included in the annual report of the Company on Form 10-KSB/A for the year ended December 31, 2003 and the quarterly report of the Company on Form 10-Q/A for the quarter ended March 31, 2004 in the Company's Form S-2 registration statement.

Sincerely,

/s/ PAYNE FALKNER SMITH & JONES, P.C.
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    Payne Falkner Smith & Jones, P.C.